For Immediate Release
Media Contacts:
Tim Bixby LivePerson, Inc. (212) 609-4200 bixby@liveperson.com	Budd Zuckerman Genesis Select Corp. (303) 415-0200 budd@genesisselect.com

LivePerson Reports Fourth Quarter 2008 Financial Results

•	Quarterly revenue increases 17% from prior year
•	Full year revenue increases 43% from prior year
•	Business operations revenue grows 30% from prior year, and 3% from prior quarter
•	EBITDA per share is $0.07 for fourth quarter, $0.20 for full year

NEW YORK, NY – February 11, 2009 – LivePerson, Inc. (Nasdaq: LPSN), a leading provider of online communication platforms that facilitate real-time assistance and expert advice, today announced financial results for the fourth quarter and full year ended December 31, 2008.

Revenue

Revenue for the fourth quarter was $19.6 million, a 17% increase from the fourth quarter of 2007, and a 1% sequential increase as compared to the third quarter of 2008. Revenue from business operations for the fourth quarter was $17.2 million, a 23% increase from the fourth quarter of 2007, and a 3% sequential increase as compared to the third quarter of 2008.

Revenue for the full year was $74.7 million, a 43% increase from 2007. Revenue from business operations for the year was $64.1 million, a 30% increase from 2007.

As a result of the significant deterioration of the company’s market capitalization in the fourth quarter of 2008, the company reevaluated goodwill related to its consumer operations.  Due to weaker than expected financial performance of these operations in the latter portion of 2008, the company recorded a non-cash goodwill impairment charge of $23.5 million or $0.50 per share.  The charge is a non-cash item, and therefore had no impact on the company’s cash flows.

“While a tough external economic environment has made our growth targets more difficult to reach, our performance against cost control targets in the fourth quarter was strong and has created a firm foundation to build upon in 2009,” CEO Robert LoCascio said. “With gross margin improvement for the third consecutive quarter and record quarterly EBITDA, we continue to see impressive operating improvements.”

Client and Partner Expansion

LivePerson added several new clients, including:
•	ShopNBC.com
•	a global leader in consumer electronics
•	TMobile UK
•	the world’s largest online florist and gift shop

The company expanded business with customers, including:
•	Panasonic
•	the worlds leading provider of networking equipment
•	the leading online photo service
•	a leading global financial lending and services company
•	the world’s largest home improvement retailer

Net Income/Loss

Net loss for the fourth quarter of 2008 was $23.8 million or $0.50 per share as compared to net income of $2.4 million or $0.05 per share in the fourth quarter of 2007, and net income of $0.4 million or $0.01 per share in the third quarter of 2008.  Net loss for the full year was $23.8 million or $0.50 per share as compared to net income of $5.8 million or $0.12 per share in 2007.  Net loss in both the fourth quarter and the full year of 2008 included the impact of the goodwill impairment of $23.5 million or $0.50 per share, and a tax provision of $1.2 million, or $0.03 per share.

Adjusted Net Income and EBITDA

LivePerson considers adjusted net income and earnings before interest, taxes, depreciation and amortization (EBITDA) to be important financial indicators of the company's operational strength and the performance of its business. These results should be considered in addition to results prepared in accordance with generally accepted accounting principles (GAAP), but should not be considered as a substitute for, or superior to, GAAP results.

A reconciliation of the differences between EBITDA and adjusted net income, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Condensed Consolidated Statements of Operations included below.

The difference between EBITDA per share, a non-GAAP measure, and GAAP EPS, is interest, taxes, depreciation, amortization, stock-based compensation and other non-cash charges, if any.  The difference between adjusted net income per share and GAAP EPS is amortization of intangible assets and stock-based compensation.

Adjusted net income, excluding the impact of the goodwill impairment, for the fourth quarter of 2008 was $1.3 million or $0.03 per share, as compared to $4.4 million or $0.09 per share in the comparable period in 2007, and $2.1 million or $0.04 per share in the third quarter of 2008.  Adjusted net income, excluding the impact of the goodwill impairment, for the full year was $6.6 million or $0.14 per share, as compared to $11.5 million or $0.25 per share in 2007.

EBITDA for the fourth quarter of 2008 was $3.5 million or $0.07 per share, as compared to $2.8 million or $0.06 per share in the fourth quarter of 2007, and $2.7 million or $0.05 per share in the third quarter of 2008.    EBITDA for the full year was $9.9 million or $0.20 per share, as compared to $9.7 million or $0.21 per share in 2007.

Cash

The company’s cash balance was $25.5 million at December 31, 2008 as compared to $23.8 million as of September 30, 2008.  The company generated $1.7 million from operations in the fourth quarter.  Also during the fourth quarter, the company incurred planned capital expenditures related primarily to the purchase of servers and computer networking equipment, resulting in a cash outlay of approximately $1.4 million.  For the full year, capital expenditures were $6.8 million.

Financial Expectations

First Quarter 2009
•	Revenue of $19.5 - $20.0 million
•	EBITDA of $0.05 - $0.06 per share
•	GAAP EPS of $0.00 - $0.01
•	Fully diluted share count of approximately 49 million

Full Year 2009
•	Revenue of $84 - $86 million
•	EBITDA of $0.23 - $0.27 per share
•	GAAP EPS of $0.04 - $0.05
•	Fully diluted share count of approximately 49 million

Other Full Year 2009 Assumptions

•	Amortization of intangibles of approximately $2.0 million
•	Stock-compensation expense of approximately $4.3 million
•	Depreciation of approximately $3.7 million
•	Effective tax rate of approximately 65%
•	Cash tax rate of approximately 40%
•	Capital expenditures of approximately $7.0 - $9.0 million

Stock-Based Compensation

Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

Q4 2008
Cost of revenue	$137
Product development	271
Sales and marketing	369
General and administrative	311
Total	$1,088

Amortization of Intangible Assets

Included in the accompanying financial results are expenses related to the amortization of intangible assets, as follows (in thousands):

Q4 2008
Cost of revenue	$307
General and administrative	272
Total	$579

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenue	$19,607	$16,775	$74,655	$52,228

Operating expenses:
Cost of revenue	4,960	4,335	20,307	13,534
Product development	3,023	2,999	12,899	9,032
Sales and marketing	7,260	5,654	26,124	16,124
General and administrative	3,009	2,857	13,042	9,208
Amortization of intangibles	272	390	1,407	1,116
Goodwill impairment	23,501	-	23,501	-
Total operating expenses	42,025	16,235	97,280	49,014

(Loss) income from operations	(22,418)	540	(22,625)	3,214

Other (expense) income, net	(192)	153	(47)	896

(Loss) income before provision for (benefit from) income taxes	(22,610)	693	(22,672)	4,110

Provision for (benefit from) income taxes	1,234	(1,711)	1,165	(1,711)

Net (loss) income	$(23,844)	$2,404	$(23,837)	$5,821

Basic net (loss) income per common share	$(0.50)	$0.05	$(0.50)	$0.13

Diluted net (loss) income per common share	$(0.50)	$0.05	$(0.50)	$0.12

Weighted average shares outstanding used in basic net
(loss) income per common share calculation	47,411,354	47,336,618	47,428,251	43,696,378

Weighted average shares outstanding used in diluted net
(loss) income per common share calculation	47,411,354	50,384,112	47,428,251	46,814,080

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net (loss) income in accordance with generally
accepted accounting principles	$(23,844)	$2,404	$(23,837)	$5,821
Add/(less):
(a) Goodwill impairment	23,501	-	23,501	-
(b) Amortization of intangibles	579	793	2,634	1,772
(c) Stock-based compensation	1,088	1,240	4,266	3,881
(d) Depreciation	768	217	2,093	802
(e) Provision for (benefit from) income taxes	1,234	(1,711)	1,165	(1,711)
(f) Other expense (income), net	192	(153)	47	(896)
EBITDA (1), excluding goodwill impairment	$3,518	$2,790	$9,869	$9,669
Diluted EBITDA per common share	$0.07	$0.06	$0.20	$0.21

Weighted average shares used in diluted EBITDA
per common share	48,116,364	50,384,112	48,573,455	46,814,080

Net (loss) income in accordance with generally
accepted accounting principles	$(23,844)	$2,404	$(23,837)	$5,821
Add:
(a) Goodwill impairment	23,501	-	23,501	-
(b) Amortization of intangibles	579	793	2,634	1,772
(c) Stock-based compensation	1,088	1,240	4,266	3,881
Adjusted net income, excluding goodwill impairment	$1,324	$4,437	$6,564	$11,474
Diluted adjusted net income per common share	$0.03	$0.09	$0.14	$0.25

Weighted average shares used in diluted adjusted net income
per common share	48,116,364	50,384,112	48,573,455	46,814,080

EBITDA, excluding impairment	$3,518	$2,790	$9,869	$9,669
Add/(less):
(a) Changes in operating assets and liabilities	703	1,184	364	1,594
(b) Provision for doubtful accounts	80	30	148	103
(c) (Provision for) benefit from income taxes	(1,234)	1,711	(1,165)	1,711
(d) Deferred income taxes	(1,145)	(1,459)	(1,184)	(4,980)
(e) (Other expense) income, net	(192)	153	(47)	896
Net cash provided by operating activities	$1,730	$4,409	$7,985	$8,993

(1)	Earnings before interest, taxes, depreciation, amortization and stock-based compensation.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	December 31, 2008	December 31, 2007

ASSETS

Current assets:
Cash and cash equivalents	$25,500	$26,222
Accounts receivable, net	7,574	6,026
Prepaid expenses and other current assets	1,853	1,802
Deferred tax assets, net	1,772	42
Total current assets	36,699	34,092

Property and equipment, net	7,473	3,733
Intangibles, net	4,319	6,953
Goodwill	24,388	51,684
Deferred tax assets, net	7,330	4,202
Security deposits	349	499
Other assets	1,390	1,325
Total assets	$81,948	$102,488

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$3,555	$3,067
Accrued expenses	9,088	9,191
Deferred revenue	4,332	4,000
Deferred tax liabilities, net	-	193
Total current liabilities	16,975	16,451

Other liabilities	1,390	1,325

Commitments and contingencies

Total stockholders' equity	63,583	84,712
Total liabilities and stockholders' equity	$81,948	$102,488

About LivePerson
LivePerson, founded in 1995 and headquartered in New York City, is a leading provider of online communication platforms that facilitate real-time assistance and expert advice. Intelligently connecting businesses and individual experts with consumers seeking help on the Web, LivePerson’s platforms create more relevant, compelling and personalized online experiences. Every month, millions of people turn to LivePerson to get the information and advice they need to succeed online. More than 7,000 companies, including EarthLink, Hewlett-Packard, Microsoft, Qwest, and Verizon, and 30,000 individual experts rely on LivePerson to maximize the impact of the online channel.

Non-GAAP Financial Disclosure
Investors are cautioned that the EBITDA, or earnings before interest, taxes, depreciation, amortization and stock-based compensation, and adjusted net income, or net income excluding amortization of intangible assets and stock-based compensation, information contained in this press release are not financial measures under generally accepted accounting principles. In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: risks related to the operational integration of acquisitions; risks related to our increased operations in the direct-to-consumer market; risks related to our international operations, particularly our operations in Israel, and the civil and political unrest in that region; volatility of the value of certain currencies in relation to the US dollar, particularly the New Israeli Shekel, U.K. pound and Euro;  our history of losses; potential fluctuations in our quarterly and annual results; impairments to goodwill that result in significant charges to earnings; responding to rapid technological change and changing client preferences; competition in the real-time sales, marketing, customer service and online engagement solutions market; continued use by our clients of the LivePerson services and their purchase of additional services; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; risks related to adverse business conditions experienced by our clients; our dependence on key employees; competition for qualified personnel; the impact of new accounting rules, including the requirement to expense stock options; the possible unavailability of financing as and if needed; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; our dependence on the continued use of the Internet as a medium for commerce and the viability of the infrastructure of the Internet; and risks related to the regulation or possible misappropriation of personal information. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.